EXHIBIT 10.20

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOT HAVE BEEN REGISTERED WITH THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "'33 ACT'"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE '33 ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


$1,575,000                                                         June 19, 2003


                         BIOSPECIFICS TECHNOLOGIES CORP.
                       12% SENIOR SECURED CONVERTIBLE NOTE

     For value received, BIOSPECIFICS TECHNOLOGIES CORP., a Delaware corporation (the "Company"), promises to pay to the order of BIO PARTNERS LP, a Delaware limited partnership (the "Investor"), the principal sum of ONE MILLION FIVE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($1,575,000) with interest as described below. Said principal and accrued interest shall be paid by the undersigned in lawful money of the United States of America pursuant to the terms of this note (this "Note") as follows. A Definitions section appears as Section 9 of this Note.

1. TERMS.

(a) Payment of Principal and Interest. The Company shall pay interest to the Investor on the aggregate unconverted and then outstanding principal amount of this Note at the rate of Twelve Percent (12%) per annum, payable monthly in arrears on the first day of each calendar month (or if such day is not a business day, on the next succeeding business day), commencing on July 1, 2003. The outstanding principal amount of this Note and any remaining interest or other payments due hereunder shall be due and payable on or before June 19, 2005 (the "Maturity Date").

(b) Late Fee. If the Company does not make any payment under this Note when due, the Company shall be required to pay a late fee equal to five percent (5%) of the amount of such late payment.

(c) No Pre-Payment Penalty. This Note may be prepaid in part or in full with accrued interest without penalty at any time.

2. EVENTS OF DEFAULT.

(a) "Event of Default" means the occurrence of any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) and for which no notice or demand shall be required on the part of the
Investor:

                  (i) any default in the payment of principal, interest or any other payment due under this Note as and when the same becomes due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) and such failure is not cured within ten (10) days;

                  (ii) a Bankruptcy Event;

                  (iii) the Company fails for any reason to deliver a certificate evidencing any Conversion Shares to the Investor within the time provided in Section 5(c) hereof or the exercise or conversion rights of the Investor pursuant to the Transaction Documents are otherwise suspended (including by reason of public document filed by the Company of its intention to no longer honor conversions of the Note) for any reason;

                  (iv) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Conversion Shares upon any conversion hereunder;

                  (v) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within ten (10) days;

                  (vi) the Company or any direct or indirect Subsidiary has breached any representation or warranty, as of the date such representation or warranty was made or covenant under any Transaction Document in any material respect (other than those covered by clauses (i), (ii), (v), (viii); (ix) and (x) of this Section, for which no materiality standard shall apply) or otherwise defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of fifteen (15) days. Notwithstanding the foregoing, the foregoing "material respect" standard for such a breach shall not apply to any representation, warranty or covenant which is qualified by a materiality or "Material Adverse Effect" standard;

                  (vii) the Company (for itself or for any direct or indirect Subsidiary, as the case may be) fails to inform the Investor promptly but in no event more than three business days after the occurrence of an Event of Default or event requiring cure to avoid an Event of Default;

                  (viii) Edwin Wegman or Thomas Wegman has breached any representation or warranty contained in that certain representation letter of even date herewith from them to Investor concerning intellectual property issues;

                  (ix) Any default occurs with respect to the Korpodeko Loan that remains uncured for ten (10) days; or

                  (x) a default by the Company under Section 4.18 of the Purchase Agreement.


         (b) At any time or times following the occurrence of an Event of Default, the Investor shall have the option to elect, by notice to the Company (an "Event Notice"), to accelerate the unpaid and unconverted principal and interest due hereunder and require the Company to pay an amount equal to the then outstanding principal amount of the Note plus any accrued and unpaid interest thereon. The Company shall pay such relevant amount to the Investor no later than the third Trading Day following the date of delivery of the Event Notice.

         (c) Subsequent to the delivery of an Event Notice pursuant to the terms hereof, the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any Event Notice may be rescinded and annulled by the Investor at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

3. SECURITY INTERESTS AND GUARANTIES. The Company's obligations under this Note shall be secured by: (i) a guaranty from Edwin Wegman in favor of the Investor, subject to certain limitations described in the Guaranty, which in turn shall be secured by a first priority perfected security interest of the Investor in One Hundred Ninety-Six Thousand Six Hundred Sixty-Nine (196,669) Shares of Common Stock owned by Edwin Wegman, (ii) a first priority perfected security interest in all assets of the Company and its direct and indirect Domestic Subsidiaries and (iii) a full guaranty from ABCNY, subject to shareholder approval.

 4. PROHIBITION AGAINST STOCK OR SECURITY PRIORITIES. Except as disclosed in
Schedule 3.19 of the Purchase Agreement, so long as there are any obligations outstanding under this Note, no indebtedness of the Company is or shall become senior to this Note in right of payment, whether with respect of interest, damages or upon liquidation or dissolution or otherwise. The Company will not, and will not permit any Person to, directly or indirectly, enter into, create, incur or assume any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company's obligations under this Note.

5.  CONVERSION RIGHTS AND PROCEDURES.

         (a) At any time prior to the Maturity Date, the Investor shall be entitled, at its option, subject to the terms of this Note, to have up to One Million One Hundred Forty-One Thousand Eight Hundred Seventy-Five Dollars ($1,141,875) (the "Conversion Cap") of the outstanding principal amount of this Note converted into shares of Common Stock. The number of shares of Common Stock to be received by the Investor upon conversion shall equal to the principal amount of the Note to be converted (not to exceed in the aggregate for all such conversions the Conversion Cap) divided by the Conversion Price, subject to adjustment as provided herein.

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

         (b) The Investor may convert principal under this Note into Common Stock at any time from and after the date hereof, by delivering to the Company a completed and signed form of conversion notice (the "Conversion Notice") in the form of Schedule 1 attached hereto and this original Note (or any original Note hereafter delivered to Investor as contemplated by Section 5(d) of this Note). The business day next succeeding the date on which the Company receives the Conversion Notice and the appropriate original Note shall be the "Conversion Date."

         (c) Upon conversion of all or any portion of this Note, the Company shall promptly (but in no event later than five (5) Trading Days after the Conversion Date): issue or cause to be issued and cause to be delivered to or upon the written order of the Investor and in such name or names as the Investor may designate a certificate for the Conversion Shares issuable upon such conversion which, unless required by the Purchase Agreement or applicable law, shall be free of any restrictive legend. The Investor shall be deemed to have become holder of record of such Conversion Shares as of the Conversion Date.

         (d) To effect conversions hereunder, the Investor shall be required to physically surrender this Note to the Company, at which time the Company shall reissue a new note reflecting the lowering of the outstanding principal amount of this Note in an amount equal to the applicable conversion.

         (e) The Company's obligations to issue and deliver Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Investor to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Investor or any other person of any obligation to the Company or any violation or alleged violation of law by the Investor or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Investor in connection with the issuance of such Conversion Shares.

         (f) If by the seventh Trading Day after a Conversion Date the company fails to deliver to the Investor such certificate or certificates in the manner required pursuant to Section 6(b), then the Company shall pay to the Investor, in cash, as liquidated damages and not as a penalty, five one- hundredths of one percent (.05%) of the principal amount being converted for each Trading Day thereafter until such certificates are delivered. Nothing herein shall limit the Investor's right to pursue actual damages or declare an Event of Default pursuant to Section 2 of this Note concerning the non-delivery of such certificates after seven (7) Trading Days, and the Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of such rights shall not prohibit the Investor from seeking to enforce damages pursuant to any other Section of this Note or under applicable law.

         (g) No fractional shares or scrip shall be issued upon conversion of this Note. The value of any fractional shares shall be paid in cash to the Investor.

         (h) The certificates representing shares of Common Stock issuable upon conversion, if any, shall have endorsed thereon any legend required under the federal or state securities laws.

6. RESERVATION OF CONVERSION SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Conversion Shares as required hereunder, the number of Conversion Shares that are then issuable and deliverable upon the conversion of this Note (taking into account the adjustments made in Section 7), free from preemptive rights or any other contingent purchase rights of Persons other than the Investor. The Company covenants that all Conversion Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

7. CERTAIN ADJUSTMENTS.

         (a) Stock Dividends and Splits. If the Company, at any time while this
Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

         (b) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock and not to the Investor (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in which case, "Distributed Property"), then upon any conversion of this Note that occurs after such record date, the Investor shall be entitled to receive, in addition to the Conversion Shares otherwise issuable upon such conversion, the Distributed Property that the Investor would have been entitled to receive in respect of such number of Conversion Shares had the Investor been the record holder of such Conversion Shares immediately prior to such record date.

          (c) Fundamental Transactions. If, at any time while this Note is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions,
(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) a Change of Control occurs (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Note, the Investor shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion absent such

Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternative Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Investor shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Investor a new note consistent with the foregoing provisions and evidencing the Investor's right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph
(c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

         (d) Notice of Corporate Events. If the Company: (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Investor a notice describing the material terms and conditions of such transaction, at least ten (10) business days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Investor is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, the Company shall promptly notify ( but in any case no less than ten (10) days) the Investor prior to the date a Change of Control is likely to occur.

         (e) Change of Control. In addition to any other rights the Investor may have after receiving notice that a Change of Control is likely to occur, the Investor shall have ten (10) days to notify the Company that all amounts outstanding under this Note are immediately due and payable.

8.  MISCELLANEOUS.

         (a) Severability. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         (b) Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto whether so expressed or not.

         (c) Notices. Any notice, demand, request or other communication required to be given pursuant to this Note shall be in writing and shall be delivered in accordance with the notice provisions of the Purchase Agreement to the addressees listed therein.

         (d) No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Note by the Investor shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted to the Investor under this Note shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Investor provided in this Note are cumulative and are not exclusive of any rights or remedies provided by law.

         (e) No Amendment. This Note may be modified or amended only by a writing signed by the Company and by the Investor.

         (f) Construction. This Note shall be governed by and construed in accordance with the procedural and substantive laws of the State of New York without regard for its conflicts-of-laws rules. The Company agrees that it may be served with process in the State of New York and any action for breach of this Note prosecuted against it in the courts of that State.

         (g) Assignment. This Note and the obligations hereunder shall not be assignable or transferable by the Investor. Subject to the preceding sentence, this Note shall be binding upon, inure to the benefit of and be enforceable by the Company and ACNY and the Investor and their respective permitted successors and assigns.

         (h) Specific Performance. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor will be entitled to specific performance of the obligations of the Company hereunder. The Company agrees and acknowledges that monetary damages may not be adequate compensation for any loss incurred by the Investor by reason of breach of its obligations described herein and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         (i) Costs. In case any principal of or interest on this Note is not paid when due, the Company shall be liable for all costs of enforcement and collection of this Note incurred by the Investor, including reasonable attorney fees, disbursements, and court costs.

         (j) Usury. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to this Note from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by this Note, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness.

9. DEFINITIONS. In addition to any terms defined elsewhere in this note (this "Note") capitalized terms that are not otherwise defined herein that are defined in the Securities Purchase Agreement, of even date herewith (the "Purchase Agreement"), between the Investor and the Company have the meanings given to such terms in the Purchase Agreement .

         "Bankruptcy Event" means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company; (b) there is commenced against the Company any such case or proceeding that is not dismissed within 30 days after commencement; (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 days; (e) the Company makes a general assignment for the benefit of creditors; or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing. For purposes of this definition only, "Company" shall refer to the Company and any of its direct or indirect Subsidiaries.

         "Change of Control" means the occurrence of any of the following in one or a series of related transactions or events: (i) the sale transfer or assignment (other than pursuant to a pledge so long as such pledge has not been foreclosed upon, in which event a Change of Control shall be deemed to have occurred) of substantially all Shares of Common Stock owned by Edwin H. Wegman (other than as a result of his death); (ii) individuals who, as of the date hereof, constitute the Company's board of directors (the "Board"), together with any other director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then in office who were either directors as of the date hereof, or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the board; (iii) a merger, consolidation or business combination of the Company or a sale of all or substantially all of the assets of the Company in connection with which the Company is not the surviving entity of or if following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction do not continue to hold at least half of the voting rights and equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company that constitutes or results in a transfer of more than 50% of the voting rights or equity interests in the Company; or (v) the execution by the Company or Edwin H. Wegman of an agreement providing for any of the foregoing events.

         "Conversion Price" means Two and Fifty One-Hundredths Dollars ($2.50).

         "Trading Day" means (a) any day on which the Common Stock is traded in its primary Trading Market, or (b) if the Common Stock is not then listed or quoted for trading on a Trading Market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above written.



                       BIOSPECIFICS TECHNOLOGIES CORP.


                       By:
                           --------------------------
                           Edwin H. Wegman, President

                          EXHIBIT A -CONVERSION NOTICE

The undersigned hereby elects to convert the principal amount of the Note set forth below into shares of common stock, $.001 par value per share (the "Common Stock"), of BioSpecifics Technologies Corp. according to the conditions hereof, as of the date written below. No fee will be charged to the undersigned for any conversion.

                         Conversion Calculations:

                         --------------------------------------------------
                         Date to Effect Conversion

                         --------------------------------------------------
                         Principal amount of Note owned prior to conversion

                         --------------------------------------------------
                         Principal amount of Note to be Converted

                         --------------------------------------------------
                         Number of shares of Common Stock to be issued

                         --------------------------------------------------
                         Applicable Conversion Price

                         --------------------------------------------------
                         Principal amount of Note owned
                         subsequent to Conversion under this Notice

                         --------------------------------------------------
                         BIO  PARTNERS LP, a Delaware limited partnership

                         By: Bio Management, Inc. a Delaware corporation

                             By:
                                   ----------------------------------------
                             Name:
                                   ----------------------------------------
                             Title:
                                   ----------------------------------------


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